Exhibit (h)(2)

                      TRANSFER AGENCY AND SERVICE AGREEMENT

        AGREEMENT made as of the ________ day of April __, 2006, by and between Market Vectors ETF Trust, a Delaware business trust, having its principal office and place of business at 99 Park Avenue, New York, NY 10016 (the "Trust") and THE BANK OF NEW YORK, a New York banking company having its principal office and place of business at One Wall Street, New York, New York 10286 (the "Bank").

        WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Trust and designated agents will issue for purchase and redeem shares of funds of the Trust (each a "Fund" and together, "Funds") only in aggregations of shares known as "Creation Units" (currently 50,000 shares) (each a "Creation Unit") principally in kind;

        WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York ("DTC"), or its nominee (Cede & Co.), will be the initial record or registered owner (the "Shareholder") of all shares;

        WHEREAS, the Trust on behalf of the Funds desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

        NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereto agree as follows:

1.      TERMS OF APPOINTMENT; DUTIES OF THE BANK

        1.1 Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Funds, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of beneficial interest, $0.001 par value per share of the Trust ("Shares"), and as the Trust's dividend disbursing agent.

        1.2     The Bank agrees that it will perform the following services:

                (a) In accordance with the terms and conditions of the form of Participant Agreement, attached hereto as Exhibit A, the Bank shall:

                        (i)     Perform  and  facilitate   the   performance  of
purchases and redemption of Creation Units;

                        (ii)    Prepare   and   transmit   by   means  of  DTC's
book-entry system payments for dividends and distributions declared by the Trust on behalf of the applicable Fund;

                        (iii) Maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder;

                        (iv) Record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust, and, which are authorized, based upon data provided to it by the Trust. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance

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of such Shares or to take  cognizance  of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

                        (v) Prepare and transmit to the Trust and the administrator and to any applicable securities exchange (as specified to the Bank by the administrator or by the Trust) information with respect to purchases and redemptions of Shares;

                        (vi) On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to the Bank and the Trust's administrator the number of outstanding Shares for each Fund;

                        (vii) On days that the Trust may accept orders for purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares purchased on such day;

                        (viii) Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

                        (ix) Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

                        (x) Extend the voting rights to the Shareholder and/or beneficial owners of Shares in accordance with the policies and procedures of DTC for book-entry only securities;

                        (xi) Maintain those books and records of the Trust specified by the Trust in Schedule A attached hereto; and

                        (xii) Prepare a monthly report of all purchases and redemptions during such month on a gross transaction basis. The monthly report shall show the counterparty and amount of each purchase on a daily basis net number of shares either redeemed or created for such Business Day.

                        (xiii) Receive from the Distributor (as defined in the Participant Agreement) purchase orders from Authorized Participants (as defined in the Participant Agreement) for Creation Unit aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the applicable fund and hold such Shares in the account of the Shareholder for each of the respective Funds of the Trust;

                        (xiv)   Receive  from the  Authorized  Participants  (as
defined in the Participant Agreement) redemption requests, deliver the appropriate documentation thereof to The Bank of New York as custodian for the Trust, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder.

                (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining the account of the Shareholder, obtaining a list of DTC participants holding interests in the Global Certificate at the request of the Trust, mailing proxy

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materials,  shareholder  reports  and  prospectuses  to the  Shareholder  or DTC participants or beneficial owners of Shares at the request of the Trust and those services set forth on Schedule A attached hereto.

                (c) The following shall be delivered to DTC for delivery to beneficial owners in accordance with the procedures for book-entry only securities of DTC:

                        (i)     Annual and semi-annual reports of the Trust;

                        (ii)    Proxies,   proxy   statements  and  other  proxy
soliciting materials;

                        (iii) Prospectus and amendments and supplements to the Prospectus, including stickers; and

                        (iv) Other communications as may be required by law or reasonably requested by the Trust.

                (d)     If   the   Shares   are    represented   by   individual
Certificates, the Bank shall perform the services agreed to in writing by the Bank and the Trust.

                (e) The Bank shall provide additional services (if any) on behalf of the Trust (I.E., escheatment services) which may be agreed upon in writing between the Trust and the Bank.

                (f) The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and rules, and will be surrendered promptly to the Trust on and in accordance with its request.

2.      FEES AND EXPENSES

        2.1 The Bank shall receive from the Trust such compensation for the Transfer Agent's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

        2.2 In addition to the fee paid under Section 2.1 above, the Trust agrees to reimburse the Bank for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Fund securities shall be borne by the relevant authorized participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.

        2.3 The Trust agrees to pay all fees and reimbursable expenses within ten business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder

                                      -3-
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accounts  shall be  advanced  to the Bank by the  Trust at least  seven (7) days prior to the mailing date of such materials.

3.      REPRESENTATIONS AND WARRANTIES OF THE BANK

        3.1     The Bank represents and warrants to the Trust that:

                It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

                It is duly qualified to carry on its business in the State of New York.

                It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations under, this Agreement.

                All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement.

                It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.      REPRESENTATIONS AND WARRANTIES OF THE TRUST

        4.1     The Trust represents and warrants to the Bank that:

                It is a business trust duly organized and existing and in good standing under the laws of Delaware.

                It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

                All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into, and perform its obligations under, this Agreement.

                It is an open-end management investment company registered under the 1940 Act.

                A registration statement under the Securities Act of 1933, as amended, on behalf of each of the Funds when it becomes effective, will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5.      ANTI-MONEY LAUNDERING

        The Bank shall provide the "Anti-Money Laundering Services" described in
Schedule I attached hereto subject to the terms and conditions of this Agreement and the following additional terms and conditions:

                (a) The Bank shall utilize systems and/or software designed, and databases provided, by certain third parties, and shall not be liable for any loss, damage or expense that occur as a result of the failure of any such systems, software, and/or databases.

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                (b)     The Bank does not warrant  that (x) its  performance  of
the Anti-Money Laundering Services will achieve any particular intended result, and that its performance will satisfy any legal obligations of the Fund, (y) that its performance will be uninterrupted, or (z) that it will detect all
possible   instances  of  money  laundering  or  transactions   involving  money
laundering or other unlawful activities. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE BANK MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE.

                (c) The Bank shall assume the authenticity and accuracy of any document provided by a Shareholder or potential Shareholder without verification unless in the sole discretion of the Bank the same on its face appears not to be genuine.

                (d) The Bank shall provide prompt notice to the Fund of any potential Shareholder with respect to whom the Bank has anti-money laundering concerns based on the result of its Anti-Money Laundering Services.

                (e) In the event of any failure by the Bank to provide any of the Anti-Money Laundering Services in accordance with its standard of care and not otherwise, the Bank's liability shall be limited to the lesser of (x) the actual direct money damages suffered by the Fund as a direct result of such failure and (y) the amounts paid by the Fund under this Agreement for the providing of such services. Any action brought against the Bank for claims hereunder must be brought within one year following the date on which such claim accrues.

                (f) The Bank is providing the Anti-Money Laundering Services based on the following representations, warranties and covenants of the Fund, each of which shall be deemed continued and repeated on each day on which the Bank provides such services: (x) the Anti-Money Laundering Services together with the activities of the Fund in accordance with its internal policies, procedures and anti-money laundering controls shall together satisfy all the requirements of the laws with respect to money laundering applicable to the Fund; (y) the Fund shall provide each Participant Agreement to the Bank a reasonable time before accepting any initial payment from a Shareholder or potential Shareholder and shall not accept any such payment unless and until the Bank shall have completed its providing of the Anti-Money Laundering Services; and (z) the Fund shall instruct the Bank not to accept any payment on behalf of the Fund from a Shareholder or potential Shareholder or pay on behalf of the Fund any redemption or repurchase proceeds to a Shareholder or potential Shareholder if the Fund determines that such acceptance or payment would violate any money laundering laws applicable to the Fund.

6.      INDEMNIFICATION

        6.1 The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability ("Losses") arising out of or attributable to:

                (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without negligence, or willful misconduct.

                (b)     The Trust's negligence or willful misconduct.

                (c) The breach of any representation or warranty of the Trust hereunder.

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                (d)     The  conclusive  reliance  on or use by the  Bank or its
agents or  subcontractors of information,  records,  documents or services which
(i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

                (e) The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Trust on behalf of the Trust.

                (f) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

        6.2 At any time the Bank may apply to any officer of the Trust for instructions, and may consult with legal counsel of their choosing with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of such counsel and shall promptly advise the Trust of such advice or opinion (except for actions or omissions by Bank taken with negligence or willful misconduct). The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall, not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust.

        6.3 The Trust shall not be responsible for, and the Bank shall be liable for and shall indemnify the Trust against direct money damages arising out of or attributable to:

                (a)     The Bank's own negligence or willful misconduct.

                (b) The breach of any representation or warranty of the Bank hereunder.

7.      STANDARD OF CARE

        The Bank shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event shall the Bank be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

8.      CONCERNING THE BANK

        8.1 Bank may enter into subcontracts, agreements and understandings with any BNY affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

        8.2 Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by Bank and reasonably believed by Bank to be duly authorized and delivered. Trust agrees to forward to Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to Bank. Trust agrees that the fact that such confirming written

                                      -6-
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instructions are not received or that contrary written instructions are received by Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by Bank. If Trust elects to transmit written instructions through an on-line communication system offered by Bank, Trust's use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

        8.3 Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all applicable law, rules, and regulations and which is reasonable under the circumstances (the "Disaster Recovery Plan and Back-Up System"). Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; or governmental actions; provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

        8.4 Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Bank in connection with this Agreement.

        8.5 At any time the Bank may apply to an officer of the Trust for written instructions with respect to any matter arising in connection with the Bank's duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. The Bank may consult counsel to the Trust or its own counsel, at the expense of the Trust, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

        8.6     Notwithstanding   any   provisions  of  this  Agreement  to  the
contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

                (a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

                (b)     The  legality  of  the  purchase  of  any  Shares,   the
sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

                (c) The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

                (d) The legality of any recapitalization or readjustment of the Shares.

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9.      COVENANTS OF THE TRUST AND THE BANK

        9.1     The Trust shall promptly furnish to the Bank the following:

                (a) A certified copy of the resolution of the sole Trustee of the Trust authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                (b) A copy of the Amended and Restated Declaration of Trust and By-Laws of the Trust and all amendments thereto.

                (c) Shares will be transferred upon presentation to the Bank of Shares to its electronic account at DTC, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes, if any. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Trust, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on documents submitted to it are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Trust, a guaranty of signature by an "eligible guarantor institution" meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Trust shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

                (d) The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Trust advises that such transfer may be properly effected.

        9.2 The Trust shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

                (a) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (I.E., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the 1940 Act and (iii) the due and proper listing of the Shares on all applicable securities exchanges; and

                (b) In the case of an increase, if the appointment of the Bank was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Trust increasing the authority of the Bank.

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        9.3     Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Trust shall deliver the following documents to the
Bank:

                (a) A certified copy of the resolutions adopted by the Board of Directors and/or the shareholders of the Trust authorizing such issuance of additional Shares of the Trust or such reduction, as the case may be;

                (b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

                (c) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (I.E., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the 1940 Act and (iii) the due and proper listing of the Shares on all applicable securities exchanges.

        9.4 The Bank agrees that all records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available upon request, and will be surrendered promptly to the Trust on and in accordance with its request.

        9.5 The Bank and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be, or may become required by law, by administrative or judicial order or by rule.

        9.6 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will notify the Trust and secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

        9.7 Bank shall file such appropriate information returns concerning the payment and composition of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

10.     TERMINATION OF AGREEMENT

        10.1 The term of this Agreement shall be one year commencing upon the date hereof (the "Initial Term") and shall automatically renew for additional one-year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one-year term or, unless earlier terminated as provided below:

                (a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

                (b) The Fund may terminate this Agreement prior to the expiration of the Initial Term upon ninety (90) days' prior written notice in the event that the Board of the Trust votes to liquidate the Trust and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust.

        10.2 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

        10.3 The terms of Article 2 and Article 6 shall survive the termination of this Agreement.

11.     ADDITIONAL SERIES

        11.1 In the event that the Trust establishes one or more additional series of Shares with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional issuance shall become Shares hereunder.

12.     ASSIGNMENT

        12.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

        12.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13.     SEVERABILITY AND BENEFICIARIES

        13.1 In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

14.     AMENDMENT

        14.1 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Trust.

15.     NEW YORK LAW TO APPLY

        15.1 This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

16.     MERGER OF AGREEMENT

        16.1 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17.     LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

        17.1 It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

18.     COUNTERPARTS

        18.1 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                      MARKET VECTORS ETF TRUST


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      THE BANK OF NEW YORK


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE A
                                   ----------

                   BOOKS AND RECORDS TO BE MAINTAINED BY BANK
                   ------------------------------------------

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding units between the Trust and DTC

Net Asset Computation Documentation

Dividend Records

Year-end Statements and Tax Forms

EXHIBIT A
---------

Form of Authorized Participant Agreement

FEE SCHEDULE
------------